Exhibit 99.906CERT

Exhibit (b)

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Robert Herrmann, President, Chief Executive Officer and Principal Executive Officer, and Robert Badolato, Treasurer, Chief Financial and Accounting Officer and Principal Financial Officer of SA Funds – Investment Trust (the “Trust”), certify that:

1.               This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Robert Herrmann
Robert Herrmann
President, Chief Executive Officer and Principal Executive Officer

Date:	March 3, 2008

By:	/s/ Robert Badolato
Robert Badolato
Treasurer, Chief Financial and Accounting Officer and Principal Financial Officer

Date:	March 3, 2008